EXHIBIT 10.4

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT is made as of [______] (this “Agreement”) by and between SL Science Holding Limited, a Cayman Islands exempted company limited by shares (“PubCo”) and each of the undersigned (each, a “Shareholder”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, on May 9, 2025, Horizon Space Acquisition II Corp., a Cayman Islands exempted company (“Acquiror” or “SPAC”), PubCo, CW Mega Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub I”), WW Century Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and SL Bio Ltd., a Cayman Islands exempted company (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) Merger Sub I will merge with and into Acquiror (the “First Merger”), with Acquiror surviving the First Merger as a wholly-owned subsidiary of PubCo and the outstanding shares of Acquiror being converted into the right to receive shares of PubCo, and (b) one (1) Business Day following, and as part of the same overall transaction as, the First Merger, Merger Sub II will merge with and into the Company(the “Second Merger”, and together with the First Merger, the “Mergers”), with the Company surviving the Second Merger as a wholly-owned subsidiary of PubCo and the outstanding securities of the Company being converted into the right to receive certain securities of PubCo (the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the initial public offering of the SPAC, the SPAC entered into a letter agreement, dated November 14, 2024, with Horizon Space Acquisition II Sponsor Corp., a Cayman Islands exempted company (the “Sponsor”, together with its successors and assignees, an “Initial Insider”).

WHEREAS, a condition of, and as a material inducement for the Company, the SPAC and PubCo to enter into and consummate the Transactions, each Shareholder has agreed to execute and deliver this Agreement prior to the First Merger Effective Time.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Each Shareholder hereby represents and warrants to the PubCo as of the date of this Agreement as follows:
1.1

Organization. Each Shareholder has been duly incorporated, organized or formed and is validly existing as a corporation in good standing (or equivalent status, to the extent that such concept exists) under the laws of its jurisdiction of incorporation or organization, and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. It is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it is such as to require it to be so licensed or qualified or in good standing (or equivalent status, to the extent that such concept exists) except where the failure to be so licensed or qualified or in good standing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform its obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

1.2

Due Authorization. Such Shareholder has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved. No other company proceeding on the part of such Shareholder is necessary to authorize the execution and delivery of this Agreement and the documents contemplated hereby or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by such Shareholder, and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

1.3

Governmental Approvals. No consent of or with any Governmental Authority on the part of such Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Shareholder of this Agreement and the documents contemplated hereby or the consummation by such Shareholder of the transactions contemplated hereby and thereby, other than (a) applicable requirements on securities laws of any relevant jurisdiction, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, interfere with, delay or adversely affect the performance by such Shareholder of its obligations under this Agreement and the documents contemplated hereby.

1.4

No Conflict. The execution and delivery of this Agreement by such Shareholder and the other documents contemplated hereby by such Shareholder, the consummation of the transactions contemplated hereby and thereby and compliance with any of the provisions hereof and thereof by such Shareholder do not and will not:

(a)	violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Shareholder;
(b)

violate or conflict with any provision of, or result in the breach of, or default under, or require any consent, waiver, exemption or approval under, any applicable law or governmental order applicable to such Shareholder or any of its properties or assets;

2

(c)

(i) violate or conflict with any provision of, or result in the breach of, (ii) result in the loss of any right or benefit under, (iii) give rise to any obligation to obtain any third party consent from any Person, (iv) accelerate the performance required by such Shareholder under, (v) constitute (with or without due notice or lapse of time or both) a default, (vi) result in the termination, withdrawal, suspension, cancellation or modification of, (vi) result in a right of termination or acceleration under, (vii) give rise to any obligation to make payments or provide compensation under, or (viii) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any contract to which such Shareholder is a party or by which such Shareholder may be bound; or

(d)	result in the creation of any Lien upon any of the properties or assets of such Shareholder;

except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect the ability of such Shareholder to perform its obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

2.	REPRESENTATIONS AND WARRANTIES OF PUBCO. PubCo hereby represents and warrants to each Shareholder as of the date of this Agreement as follows:
2.1

Organization. The PubCo has been duly incorporated, organized or formed and is validly existing as an exempted company in good standing under the Laws of the Cayman Islands, and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. It is duly licensed or qualified and in good standing as a foreign company in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it is such as to require it to be so licensed or qualified or in good standing (or equivalent status, to the extent that such concept exists) except where the failure to be so licensed or qualified or in good standing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform its obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

2.2

Due Authorization. The PubCo has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved. No other company proceeding on its part is necessary to authorize the execution and delivery of this Agreement and the documents contemplated hereby or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by it, and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

3

2.3

No Conflict. The execution and delivery of this Agreement by the PubCo and the other documents contemplated hereby by it, the consummation of the transactions contemplated hereby and thereby and compliance with any of the provisions hereof and thereof by it do not and will not:

(a)	violate or conflict with any provision of, or result in the breach of or default under its Governing Documents,
(b)	violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or governmental order applicable to it or any of its properties or assets,
(c)

(i) violate or conflict with any provision of, or result in the breach of, (ii) result in the loss of any right or benefit under, (iii) give rise to any obligation to obtain any third party consent from any Person, (iv) accelerate the performance required by it under, (v) constitute (with or without due notice or lapse of time or both) a default, (vi) result in the termination, withdrawal, suspension, cancellation or modification of, (vii) result in a right of termination or acceleration under, (viii) give rise to any obligation to make payments or provide compensation under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which it is a party or by which it may be bound, or

(d)	result in the creation of any Lien upon any of its properties or assets,

except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform it obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

3.	LOCK-UP
3.1

For purposes of this Agreement, the “Lock-up Shares” shall include, (A) with respect to a Shareholder that is not an Initial Insider, (i) PubCo Ordinary Shares held by such Shareholder immediately after the date of the Second Closing (the “Second Closing Date”), (ii) PubCo Ordinary Shares issuable upon the exercise of options or warrants to purchase PubCo Ordinary Shares held by such Shareholder immediately after the Second Closing Date (along with such options or warrants themselves), and (iii) any PubCo Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares held by such Shareholder immediately after the Second Closing Date (along with securities themselves), as set forth on Schedule A hereto, and (B) with respect to a Shareholder that is an Initial Insider, PubCo Ordinary Shares issued to the such Shareholder and its assignees in exchange of their Insider Shares upon the First Merger as set forth on Schedule B hereto. For the purpose of this paragraph, “Insider Shares” shall mean 1,868,500 ordinary shares of the SPAC that Initial Insiders collectively acquired before the initial public offering of the SPAC.

4

3.2

Subject to the exceptions set forth herein, during the Lock-up Period (as defined below), such Shareholder irrevocably agrees that each Shareholder will not will not (a) sell, assign, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any of the Lock-up Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such Lock-up Shares, in cash or otherwise, (c) make public announcement of any intention to effect any transaction specified in clause (a) or (b), or (d) engage in any Short Sales (as defined below) with respect to any security of PubCo.

3.3

In furtherance of the foregoing, PubCo will (i) place an irrevocable stop order on all Subject Shares, including those which may be covered by a registration statement, and (ii) notify PubCo’s transfer agent in writing of the stop order and the restrictions on such Subject Shares under this Agreement and direct PubCo’s transfer agent not to process any attempts by such Shareholder to resell or transfer any Subject Shares, except in compliance with this Agreement or waived by PubCo.

3.4

For purposes of this Agreement, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

3.5

For purpose of this Agreement, “Lock-up Period” means the period commencing on the Second Closing Date and ending on the date that is the earlier to occur of (i) six months after the Second Closing Date and (ii) subsequent to the Second Closing Date, the date on which PubCo consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of PubCo Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after the Second Closing Date, the Insider Shares will be released from such lock-up.

3.6

The restrictions set forth herein shall not apply to: (1) transfers or distributions to such Shareholder’s general or limited partners,  members, shareholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the Shareholder’s immediate family or to a trust, the beneficiary of which is the Shareholder or a member of the Shareholder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Shareholder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement in writing, in form and substance reasonably satisfactory to PubCo.

5

3.7

In addition, after the Second Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of PubCo and PubCo’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of PubCo being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of PubCo with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

4.	GENERAL PROVISIONS
4.1

Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered to, with respect to each Shareholder, the address set forth on its signature page hereto, and with respect to the PubCo in accordance with Section 12.4 (Notices) of the Business Combination Agreement (or to such other address as any party may have furnished to the others in writing in accordance herewith).

4.2

Headings Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.3

Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without the prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

4.4

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

6

4.5

Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each party hereto in the same manner as this Agreement and which makes reference to this Agreement.

4.6

Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or between any of the parties hereto relating to the subject matter hereof or the transactions contemplated hereby.

4.7

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction.

4.8

Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof), for the purposes of any Legal Proceeding (a) arising under this Agreement or the transactions contemplated hereby or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Legal Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Legal Proceeding (i) arising under this Agreement or the transactions contemplated hereby or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 4.8 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Legal Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Legal Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Legal Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 4.1 shall be effective service of process for any such Legal Proceeding.

4.9

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7

4.10

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.11

No Additional Fees/Payment.  Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to each Shareholder in connection with this Agreement.

4.12

Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at Law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at Law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

[Signature pages follow]

8

            IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

PubCo

SL SCIENCE HOLDING LIMITED

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Shareholder

[ ]

By:
Name:
Title:

Notice Address:

[name]

Attention: [__]

Email: [__]

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Shareholder

Horizon Space Acquisition II Sponsor Corp.

By:
Name:	Mingyu (Michael) Li
Title:	Director

Notice Address:

Horizon Space Acquisition II Sponsor Corp.

[__]

Attention: [__]

Email: [__]

[Signature Page to Lock-up Agreement]

SCHEDULE A

Name and Address	Total PubCo Ordinary Shares Held
SL Science Holding Limited [Address]	[__]

SCHEDULE B

Name and Address	Total PubCo Ordinary Shares Held
Horizon Space Acquisition II Sponsor Corp. [address]	[ ]